Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K

            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 30 to the Registration Statement (Form N-1A, No. 33-11410) of Federated Municipal High Yield Advantage Fund, Inc., and to the incorporation by reference of our report dated October 10, 2005 on Federated Municipal High Yield Advantage Fund, Inc. included in the Annual Report to Shareholders for the fiscal year ended August 31, 2005.



                                                               ERNST & YOUNG LLP


Boston, Massachusetts
October 25, 2005